SECURITIES AND EXCHANGE COMMISSION
                      WASHINGTON, D.C. 20549

                             FORM 8-K

                          CURRENT REPORT

                 PURSUANT TO SECTION 13 OR 15(d)
                  of the Securities Act of 1934

Date of Report (Date of earliest event reported):


                  July 29, 1998 (July 23, 1998)



                   NORFOLK SOUTHERN CORPORATION
      (exact name of registrant as specified in its charter)



          Virginia               1-8339          52-1188014
(State or other jurisdiction  (Commission       (IRS Employer
      of incorporation)       File Number)   Identification No.)




      Three Commercial Place, Norfolk, Virginia  23510-2191
             (Address of principal executive offices)



Registrant's telephone number, including area code (757) 629-2680


                            No Change
  (Former name or former address, if changed since last report.)

Item 5.  Other Events.

     On July 23, 1998, the Surface Transportation Board (STB)
issued its written decision, generally described in the attached press release issued by the STB, approving the joint application of Norfolk Southern Corporation and CSX Corporation to control
Conrail Inc. The full text of the decision is available from the STB at its office located at 1725 K Street, NW, Washington, DC 20423 and may be downloaded from its Website at "http//:www.stb.dot.gov/."

     The related order provides that the decision is to be effective thirty (30) days from July 23 -- August 22, 1998.

     Norfolk Southern Corporation and CSX Corporation expect to begin operating, pursuant to operating agreements, leases and other instruments, the portions of the Conrail properties allocated to them under the STB decision, when -- among other things -- labor implementing agreements have been finalized and the parties determine that implementation can be accomplished safely and with minimum service disruptions.

Item 7(c).  Exhibits.

No. 99    Copy of the STB's press release issued on July 23,
1998, as downloaded by registrant.

                            Signatures

          Pursuant to the requirements of the Securities Exchange
Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                           NORFOLK SOUTHERN CORPORATION
                                  (Registrant)

                            By: /s/ Dezora M. Martin
                                   (signature)
                                    Dezora M. Martin
                                  Corporate Secretary

Date:  July 29, 1998

                          EXHIBIT INDEX


Exhibit
Number
System                   Description

  99                     Copy of the STB's press release
                         issued on July 23, 1998,
                         as downloaded by registrant.